CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Class A Shares, Class C Shares, and Class R3 Shares Prospectuses of Neuberger Berman Guardian Fund and the Class R3 Shares Prospectus of Neuberger Berman International Large Cap Fund (two of the series of the Neuberger Berman Equity Funds), and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Neuberger Berman Equity Funds’ Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 143 to the Registration Statement (Form N-1A, No. 2-11357) of our reports dated October 22, 2008 on the financial statements and financial highlights of Neuberger Berman Guardian Fund and Neuberger Berman International Large Cap Fund (two of the series of Neuberger Berman Equity Funds) included in the August 31, 2008 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

                                                                                                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
May 13, 2009